UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

MAMAMANCINI’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-28629	27-067116
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25 Branca Road
East Rutherford, NJ 07073

(Address of Principal Executive Offices)

(201) 531-1212

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On July 23, 2015, MamaMancini’s Holdings, Inc. (the “Company”) filed an Amended and Restated Certificate of Designation (the “Amended and Restated Series A Preferred Certificate of Designation”) with the Secretary of State of the State of Nevada for its Series A Convertible Preferred Stock (the “Series A Preferred”), which, among other things, established the designation, powers, rights, privileges, preferences and restrictions of the Series A Preferred.

The Company filed the Amended and Restated Series A Preferred Certificate of Designation primarily to change the conversion price of the Series A Preferred from $1.25 to $1.00.

The foregoing description of the Amended and Restated Series A Preferred Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the Amended and Restated Series A Preferred Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2015, the Company filed the Amended and Restated Series A Preferred Certificate of Designation with the Secretary of State of the State of Nevada.

Item 3.03 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibits listed in the following exhibit index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1*	Amended and Restated Series A Convertible Preferred Stock Certificate of Designation

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MamaMancini’s Holdings, Inc.

Date: July 28, 2015	By:	/s/ Carl Wolf
	Name:	Carl Wolf
	Title:	Chief Executive Officer